                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                Date of Report
                      (Date of earliest event reported):

                                 April 6, 1998

                            ----------------------

                          THERMO ELECTRON CORPORATION
            (Exact name of Registrant as specified in its charter)


    Delaware                     1-8002                     04-2209186
(State or other                (Commission               (I.R.S. Employer
jurisdiction of                File Number)           Identification Number)
incorporation or
organization)

81 Wyman Street
Waltham, Massachusetts                                      02254-9046
(Address of principal executive offices)                    (Zip Code)


                                (781) 622-1000
                        (Registrant's telephone number
                             including area code)
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Item 5.   Other Events
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     On April 6, 1998, Thermo Electron Corporation (the "Company") executed (i)
an Underwriting Agreement (U.S. Version) by and among the Company, Goldman, Sachs & Co., Smith Barney Inc., Lehman Brothers Inc. and HSBC Securities, Inc. and (ii) an Underwriting Agreement (International Version) by and among the Company, Smith Barney Inc., Goldman Sachs International, Lehman Brothers International (Europe) and HSBC Securities, Inc. in connection with the Company's public offering of 6,500,000 shares (the "Shares") of its Common Stock, $1.00 par value per share, pursuant to the Company's shelf registration statement on Form S-3 (Reg. No. 333-32111). The Shares will be sold at a price of $40.625 per share. The closing of the offering is expected to take place on April 13, 1998. The terms of the offering include an option, for thirty days, for the underwriters to purchase up to an additional 975,000 shares to cover over-allotments.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
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          (a)  Financial Statements of Business Acquired: not applicable.

          (b)  Pro Forma Financial Information: not applicable.

          (c)  Exhibits

               1.1 Underwriting Agreement (U.S. Version), dated April 6, 1998, by and among the Company, Goldman, Sachs & Co., Smith Barney Inc., Lehman Brothers Inc. and HSBC Securities, Inc.

               1.2 Underwriting Agreement (International Version), dated April 6, 1998, by and among the Company, Smith Barney Inc., Goldman Sachs International, Lehman Brothers International (Europe) and HSBC Securities, Inc.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 6th day of April, 1998.



                                             THERMO ELECTRON CORPORATION


                                             By: /s/ Sandra L. Lambert
                                                 -------------------------
                                                 Sandra L. Lambert
                                                 Secretary
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EXHIBIT INDEX

Exhibit No.       Description

   1.1 Underwriting Agreement (U.S. Version), dated April 6, 1998, by and among the Company, Goldman, Sachs & Co., Smith Barney Inc., Lehman Brothers Inc. and HSBC Securities, Inc.

   1.2 Underwriting Agreement (International Version), dated April 6, 1998, by and among the Company, Smith Barney Inc., Goldman Sachs International, Lehman Brothers International (Europe) and HSBC Securities, Inc.